Exhibit 3.5

SECOND AMENDMENT TO OPERATING AGREEMENT OF

SENSUS HEALTHCARE, LLC,

DATED AS OF APRIL 5, 2013

SECOND AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT
OF
SENSUS HEALTHCARE, LLC

This SECOND AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF SENSUS HEALTHCARE, LLC (this “Amendment”) is entered into effective as of April 5, 2013, by and among SENSUS HEALTHCARE, LLC, a Delaware limited liability company (the “Company”), and the undersigned requisite members of the Board of Managers of the Company (the “Board”).

WHEREAS, the Company is governed by that certain Operating Agreement dated as of September 30, 2010, as amended (the “Agreement”);

WHEREAS, pursuant to Section 10.02(b) of the Agreement, the Board has the authority to amend the Agreement without the consent of any Member if the amendment either is necessary or advisable to reflect the economic arrangement of the Members or does not have a material adverse economic effect on any Member, and the undersigned have agreed to amend the Agreement accordingly as herein provided; and

WHEREAS, the undersigned Board Members, constituting the only authority required under the Agreement to amend the Agreement, desire to amend the Agreement as herein provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.          Capitalized Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.          Amendments. The Agreement is hereby amended as follows:

(a)          Section 1.04 of the Agreement is hereby modified by adding the following sentence to the definition of “Percentage Interest”:

Percentage Interest shall be determined by a fraction (expressed as a percentage), (a) the numerator of which is the number of Units owned by that Member, and (b) the denominator of which is the aggregate number of Units owned by all Members.

(b)          Section 1.04 of the Agreement is hereby modified by adding the following additional defined term:

“Units” means, with respect to any Member, the fractional share expressed as a number of Units of that Member’s Percentage Interest in the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

THE COMPANY:

Sensus Healthcare, LLC

By:	/s/ Joseph C. Sardano
Joseph C. Sardano, President

BOARD MEMBERS:

/s/ Joseph C. Sardano

/s/ Mark Cherney

/s/ Don Stransberry

/s/ John P. Heinrich